SECOND AMENDMENT TO
                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT ("SECOND AMENDMENT") is executed this 18th day of March, 1988, by and among KANSAS CITY SOUTHERN INDUSTRIES, INC., a Delaware corporation ("KCSI"), THOMAS H. BAILEY, MICHAEL STOLPER, and JACK R. THOMPSON, individually.

                                   RECITALS:
                                   --------

     A.  	The undersigned (with the addition of WILLIAM C. MANGUS and
BERNARD E. NIEDERMEYER III) are all parties to that certain Stock Purchase Agreement, dated April 13, 1984, as amended by that certain First Amendment to Stock Purchase Agreement, dated January 4, 1985 (the "STOCK PURCHASE AGREEMENT");

     B.  	The parties now desire to amend the Stock Purchase Agreement, as provided for herein in order to more clearly set forth their respective rights, duties, and obligations; and

     C.  	The parties desire to set forth such amendments in writing.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to hereby amend the Stock Purchase Agreement as follows:

     1.  	The parties hereby consent and agree to the deletion of Paragraph
9.07 from Article IX of the Stock Purchase Agreement, and the addition of the following Paragraph 9.07 to Article IX of the Stock Purchase Agreement in full substitution therefor:

               9.07.	  If Thomas H. Bailey desires to sell or
          otherwise dispose of his remaining JCC Shares, he shall notify KCSI of such desire, stating the number of Shares he desires to sell and he shall thereupon be obligated to sell and KCSI shall be obligated to purchase the specified Shares at a price equal to the greater of:

               (a)  15 times the Net After-Tax Earnings per
          Share of JCC for the fiscal year ended December 31, 1987; or

               (b)  15 times the Net After-Tax Earnings per
          Share of JCC for the fiscal year ended immediately prior to the date of such notice.

     2.  The parties hereby consent and agree to the deletion of Paragraph
9.09 from Article IX of the Stock Purchase Agreement and the addition of the following Paragraph 9.09 to Article IX of the Stock Purchase Agreement in full substitution therefor:

               9.09.  If Michael Stolper dies, or become
          disabled, or if Thomas H. Bailey disposes of all of his JCC Shares, or if his employment by JCC is terminated for any reason, Michael Stolper and Jack
          R. Thompson shall thereupon be obligated to sell, and KCSI shall be obligated to purchase all of the JCC Shares owned by Michael Stolper and Jack R. Thompson at a price equal to the greater of:

               (a)  15 times the Net After-Tax Earnings per
          Share of JCC for the fiscal year ended December 31, 1987; or

               (b)  15 times the Net After-Tax Earnings per
          Share of JCC for the fiscal year ended immediately prior to the date of such death, disability, disposition or termination.

     3.  	The parties hereby consent and agree to delete the word "Adverse"
from the caption of Article X of the Stock Purchase Agreement, and hereby further consent and agree to the deletion of Paragraph 10.01 from Article X of the Stock Purchase Agreement and the addition of the following Paragraph
10.01 to Article X of the Stock Purchase Agreement in full substitution therefor:

               10.01. If there is a Change in Ownership of KCSI (as hereinafter defined), the Remaining Shareholders of JCC, other than KCSI, shall have the option in the manner provided in this
          Article X either:

                    (a)  to purchase from KCSI all JCC Shares
               acquired by KCSI; or

                    (b) to require KCSI to purchase from them all the JCC Shares still owned by them, provided the condition precedent contained in Paragraph 8.10 of this Agreement shall be met or waived by KCSI prior to such purchase.

     4.   The parties hereby consent and agree to the deletion of Paragraph
10.02 from Article X of the Stock Purchase Agreement and the addition of the following Paragraph 10.02 to Article X of the Stock Purchase Agreement in full substitution therefor:

               10.02. Any sale of JCC Shares which occurs pursuant to this Article X shall be at a price per Share equal to:

                    (a)  15 times the Net After-Tax Earnings per
               Share of JCC for the fiscal year ending immediately after the Change in Ownership giving rise to such sale; or

                    (b)  as otherwise negotiated between the
               parties.

     5.  	The parties hereby consent and agree to the deletion of Paragraph
10.06 from Article X of the Stock Purchase Agreement and the addition of the following Paragraph 10.06 to Article X of the Stock Purchase Agreement in full substitution therefor:

               10.06. For purposes of this Article X and elsewhere in this Agreement, the term "CHANGE IN OWNERSHIP" shall mean the earlier to occur of the following:

                    (a) less than 75% of the members of the Board of Directors of KCSI shall be individuals who were members of the Board on the date of this Amendment or individuals whose election, or nomination for election by KCSI's stockholders, was approved by a vote of at least 75% of the members of the Board then still in office who were members of the Board on the date of this Amendment; or

                    (b)  any "person" (as such term is used in
               Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT")) shall have become, without the prior approval of at least 75% of the members of the Board of Directors of KCSI then still in office who were members of such Board on the date of this Amendment, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of KCSI representing 25% or more (calculated in accordance with Rule 13d-3) of the combined voting power of KCSI's then outstanding voting securities, and such person shall have filed a proxy statement, or tender offer materials, or any other statement or schedule with the Securities Exchange Commission, indicating an intention to acquire control of KCSI.

     6. The parties hereby consent and agree to the addition of the following Paragraph 12.02 to Article XII of the Stock Purchase Agreement.

               12.02. Notwithstanding anything to the contrary in Paragraph 12.01 of this Agreement, in the event that the Shareholders of JCC, other than KCSI, exercise any provision of this Agreement whereunder such persons' JCC Shares are acquired by JCC or KCSI, KCSI shall cause JCC to distribute dividends to the Shareholders of JCC, other than KCSI, in accordance with Paragraph 12.01 of this Agreement, prorated to the date of the acquisition of such persons' JCC's Shares (using the prior year's dividend rate).

     7.  	The parties hereby consent and agree to the deletion of Article
XIV from the Stock Purchase Agreement and the addition of the following
Article XIV to the Stock Purchase Agreement in full substitution therefor:

                               ARTICLE XIV
                               -----------

                        COMPENSATION UPON TERMINATION
                        -----------------------------

               14.01. The parties hereto agree that if the employment by JCC of those persons listed in Paragraph 14.02, or any of them, is terminated for any reason, such terminated employee shall receive from JCC and/or by KCSI (KCSI hereby guaranteeing any obligation of JCC) a payment equal to the amounts as set forth in Paragraph 14.02 as of the date he received notice of his termination. Such payment shall be made in a lump sum not later than thirty (30) days after his receipt of notice of termination.

               14.02. If any person listed in this Paragraph 14.02 is terminated as provided in Paragraph 14.01, he shall be compensated as follows:

                    (a) 	if Thomas H. Bailey, Thomas F. Marsico,
               James P. Craig, III, Jack R. Thompson, or Michael E. McGoldrick is such terminated employee, he shall receive payment equal to 100% of his prior year's current and deferred compensation, including salary, bonuses and profit sharing contributions.

                    (b) 	if Susan R. Hughes or Kathleen A. Burns
               is such terminated employee, she shall receive payment equal to 50% of her prior year's current and deferred compensation, including salary, bonuses and profit sharing contributions.

                    (c) 	if Warren B. Lammert or Helen Y. Hayes is
               such terminated employee, he or she shall receive payment equal to 25% of his or her prior year's current and deferred compensation, including salary, bonuses and profit sharing contributions.

               14.03. Notwithstanding Paragraphs 14.01 and 14.02, the payments provided for in such Paragraphs 14.01 and 14.02 shall only be made on the event of the following:

                    (a) 	a Change in Ownership;

                    (b) 	termination occurs within one (1) year
               from the date of the Change in Ownership; and

                    (c) 	Thomas H. Bailey does not terminate such
               person.

               14.04. The Covenant of Non-Solicitation dated June 14, 1984, executed by Thomas H. Bailey, attached hereto as Exhibit A, shall remain in full force and effect in accordance with its terms, except that the provison in the second paragraph thereof shall be deleted, as noted in Exhibit A.

     8. The parties hereby consent and agree to the addition of the following Paragraphs 18.10 and 18.11 to Article XVIII of the Stock Purchase
Agreement:

               18.10. On or before the 10th day following any Change of Ownership (as defined in Paragraph 10.06 of the Agreement), KCSI shall deliver to Thomas H. Bailey as representative of the Remaining Shareholders of JCC, other than KCSI, a clean irrevocable Letter of Credit (in form and substance acceptable to Thomas H. Bailey) drawn on a financial institution acceptable to Thomas H. Bailey in the amount of 110% of the greatest of the total amounts which would be due under this Agreement to Thomas
          H. Bailey, any employee of JCC, and/or the Remaining Shareholders of JCC, other than KCSI, if the provisions of this Agreement were exercised by such persons, as applicable, in order to secure payment to such persons under the applicable provisions of this Agreement. Such Letter of Credit shall be maintained by KCSI at its sole cost and expense for a period ending on the earlier to occur of the following:

                    (a) 	the date that is one (1) year from the
               date such Letter of Credit is delivered to Thomas H. Bailey and is accepted by him in writing, which acceptance will not be unreasonably withheld;

                    (b) 	the date that such Letter of Credit is
               drawn; or

                    (c) 	the date that all payments due to Thomas
               H. Bailey, those employees of JCC entitled to payments, and all Remaining Shareholders of JCC, other than KCSI, have been made in full under any applicable provisions of this Agreement.

               18.11. In the event that the Letter of Credit provided for in Paragraph 18.10 of this Agreement is not timely delivered, and subsequently KCSI defaults in its obligations to Thomas H. Bailey, employees of JCC entitled to payments under this Agreement, and the Remaining Shareholders of JCC, other than KCSI, or any of them, KCSI shall be liable for and shall pay to such persons as liquidated damages an amount equal to two (2) times the amount determined to be owing to such persons under the applicable provisions of this Agreement. The parties hereby acknowledge that in the event of such default by KCSI, Thomas H. Bailey, the employees of JCC, and the remaining Shareholders of JCC, other than KCSI, will suffer substantial damages, the amount of which cannot be reasonably ascertained. Therefore, the parties agree that the amount of liquidated damages set forth above is fair and equitable.

     9.  	Except as expressly amended herein, the Stock Purchase Agreement shall remain in full force and effect.

     10. 	If any conflict shall arise between the terms and conditions of this Second Amendment and the terms and conditions of the Stock Purchase Agreement, this Second Amendment shall govern with respect to the matters described herein.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment on the date and year first above written.

                                      "KCSI"

                                      KANSAS CITY SOUTHERN INDUSTRIES, INC.,
                                      a Delaware corporation

                                  By: /s/ Landon H. Rowland
                                      -----------------------------------
                                      LANDON H. ROWLAND, PRESIDENT



                                      /s/ Thomas H. Bailey
                                      -----------------------------------
                                      THOMAS H. BAILEY



                                      /s/ Bernard E. Niedermeyer III
                                      -----------------------------------
                                      BERNARD E. NIEDERMEYER III


                                      /s/ Michael Stolper
                                      -----------------------------------
                                      MICHAEL STOLPER


                                      /s/ Jack R. Thompson
                                      -----------------------------------
                                      JACK R. THOMPSON